SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[x]  Preliminary Proxy Statement
[_]  Confidential, for Use of the
     Commission only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                        Socrates Technologies Corporation
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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         _______________________________________________________________________

     (2) Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.


[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     previously. Identify the previous filing by registration statement number,
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Notes:

                        Socrates Technologies Corporation
                          8500 Leesburg Pike, Suite 406
                             Vienna, Virginia 22182
                        (703) 356-5353 Fax (703) 356-5354


                                January 31, 2000

Dear Shareholder:

     The management of Socrates Technologies Corporation (Company), a Delaware corporation, is pleased to invite you to attend the 1999 Annual Meeting of Shareholders (Annual Meeting). The Annual Meeting will be held on Friday, April 21, 2000, at 11:00 a.m., local time, at the Sheraton Premiere Hotel, 8661 Leesburg Pike, First Floor, Vienna, Virginia 22182. Directions to the site of the Annual Meeting are included with this Notice of Meeting

     At the Annual Meeting we will elect six directors, ratify the appointment of our auditors, review our performance during fiscal 1999 and answer your questions.

     We have simplified this year's Proxy Statement to make it easier to understand. The Securities and Exchange Commission is encouraging companies to write documents for investors in plain English.

     The vote of every shareholder is important. Please vote your proxy by telephone or complete and mail your proxy card. Your cooperation will be greatly appreciated.

     The Company's annual meeting of stockholders is typically held in April or May of each year. The Annual Meeting was delayed due to several changes in the senior management and board of directors of the Company during 1999 and the resulting need to recruit a new board and management team for the Company. The Company's Board has amended the By-Laws to require the Company to hold the annual meeting of stockholders before May 31st of each year.

     On behalf of the Company's Board of Directors and management, we look forward to greeting you and our other esteemed shareholders who are able to attend.


Sincerely,

/s/ Andreas A. Keller
---------------------------------
Chairman of the Board
Socrates Technologies Corporation

                        Socrates Technologies Corporation
                Notice of the 1999 Annual Meeting of Shareholders

         The 1999 Annual Meeting of Shareholders of Socrates Technologies Corporation will be held on Friday, April 21, 2000, at 11:00 a.m., local time, at the Sheraton Hotel, 8661 Leesburg Pike, First Floor, Vienna, Virginia 22182, for the following purposes:

1. To elect six directors to serve until their successors are elected and assume their offices; and
2. To ratify the selection of Grant Thornton, LLP as independent auditors for the Company for fiscal year 1999; and
3.   To transact such other business as may properly come before the meeting.

         Shareholders owning shares of Common Stock at the close of business on February 22, 2000 are entitled to attend and vote at the Annual Meeting. A complete list of these shareholders will be available from Paul W. Richter, Secretary, at the Company's principal executive offices at 8500 Leesburg Pike, Suite 406, Vienna, Virginia 22182 for at least ten days prior to the meeting.

By Order of the Board of Directors,

/s/ Andreas A. Keller
----------------------------------------
Andreas A. Keller, Chairman of the Board

                  SHAREHOLDERS OWNING COMPANY SHARES OF RECORD
                  AT THE CLOSE OF BUSINESS ON FEBRUARY 22, 2000
                 ARE ENTITLED TO ATTEND AND VOTE AT THE MEETING

     The Company's Board of Directors is soliciting proxies for the Annual Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

     The Board set February 22, 2000 as the record date for the meeting. Shareholders who owned shares of the Common Stock of record at the close of business on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. There were ____________ shares of the Company's Common Stock outstanding on the record date. On the record date, the closing bid price of the Company's Common Stock on the Nasdaq National Stock Market was $______ per share.

     This Proxy Statement is being mailed on or about March 17, 2000 to shareholders entitled to vote at the meeting.

     In this Proxy Statement:

     "Board" means the Board of Directors of Socrates Technologies Corporation, a public Delaware holding company with its Common Stock listed on The Nasdaq Stock Market National Market System under the symbol "SOCT".

     "We" and "Company" mean Socrates Technologies Corporation. Unless stated otherwise or the context indicates otherwise, "We" and the "Company" shall include in its meaning the subsidiaries of the Company.

     "Expert" means Expert, Inc., a subsidiary of the Company.

     "JMR" means JMR Distributors, Inc., a subsidiary of the Company.

     "MVS" means MVS Modular Vision Systems, Inc., a subsidiary of the Company.

     "Networkland" means Networkland Inc., a subsidiary of the Company.

     "Socrates" means Socrates Technologies, Inc., a subsidiary of the Company.

     "SSC" means Socrates Solutions Corporation, a subsidiary of the Company.

     "Technet" means Technet Computer Services, Inc., a subsidiary of the Company.

   . Holding shares in "street name" means your shares of Common Stock are held in an account at a brokerage firm and the stock certificates and record ownership are not in your name.

   . "SEC" or the "Commission" means the Securities and Exchange Commission.

   . "Beneficial ownership" of Common Stock is defined under various SEC rules in different ways for different purposes, but generally means that, although you (or the person or entity in question) don't hold the shares in your name, you do have investment or voting control (and/or an economic or "pecuniary" interest) in the shares through an agreement, relationship or the like.

     "Fair market value" when referring to a stock option means the exercise price for the shares of Common Stock underlying the stock options is the closing bid price of the Common Stock on the date that the stock option is granted.

     "Common Stock" means the Common Stock, $0.01 par value, of the Company.

                              QUESTIONS AND ANSWERS

Q: When and where is the shareholder meeting?

A: The Company's Annual Meeting of Shareholders is being held on
Friday, April 21, 2000, at 11:00 a.m. at the Sheraton Premiere
Hotel, Lobby Level, 8661 Leesburg Pike, Vienna, Virginia 22182.

Q: Do I need a ticket to attend the shareholder meeting?

A: Yes, you will need a ticket to attend.

   * Please complete the enclosed Ticket Request form, and

   . Acquire a legal proxy from your broker if you own your shares in street name

   . Mail the form and a copy of the legal proxy to: Paul W. Richter-Annual Meeting, P.O. Box 2493, Merrifield, Virginia 22116. Please allow enough time for us to mail the ticket back to you.

Q: Why am I receiving this Proxy Statement and proxy card?

A: You are receiving a Proxy Statement and proxy card from us because you owned shares of Common Stock on the record date. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

   When you sign the proxy card, you appoint Paul W. Richter and Stephen Fogarty as your representatives at the meeting. Mr. Richter and Mr. Fogarty will vote your shares, as you have instructed them on the proxy card, at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card or vote by telephone in advance of the Annual Meeting just in case your plans change. You can always vote in person at the meeting, even if you have already sent in your proxy card or voted by telephone.

   If an issue comes up for a vote at the Annual Meeting that is not on the proxy card, Messrs. Richter and Fogarty will vote your shares, under your proxy, in accordance with their best judgment.

Q: What am I voting on?

A: You are being asked to vote on:

   * the election of six nominees to serve on our Board of Directors; and

   * ratification of the appointment of our independent auditors for fiscal year 1999.

Q: How do I vote?

A: There are three ways you may vote. (Please see detailed instructions on your proxy card.)

   . Mail in your completed, signed and dated proxy card.

     If you return a signed card but do not provide voting instructions, your shares will be voted: FOR the six named nominees and FOR ratification of the auditors.

OR

   . Place your vote by telephone.

     Please follow the instructions that came with your Proxy Statement. If you vote by telephone, you do not need to mail in your proxy card.

OR

   . Vote in person by attending our Annual Meeting.

     We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q: What does it mean if I receive more than one proxy card?

A: It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

Q: What if I change my mind after I return my proxy card?

A: You may revoke your proxy (that is, cancel it) and change your vote at any time prior to the voting at the Annual Meeting by written notice to Paul W. Richter-Annual Meeting, P.O. Box 2493, Merrifield, Virginia 22116.

  You may also do this by:

   . Signing another proxy card with a later date,

   . Voting in person at the Annual Meeting, or

   . Voting via the telephone on a date after the date on your proxy card (your latest proxy is counted.

Q: Will my shares be voted if I do not sign and return my proxy card?

A: If your shares are held in street name, your brokerage firm may either vote your shares on "routine matters" (such as election of directors) or leave your shares un-voted. Your brokerage firm may not vote on "non-routine matters" such as a proposal submitted by a shareholder.

   We encourage you to provide instructions to your brokerage firm by completing the proxy that they send to you. This ensures your shares will be voted at the Annual Meeting.

Q: How are abstentions counted?

A: Abstentions are counted for the purposes of determining both (1) the presence or absence of a quorum and (2) the total number of votes cast with respect to a proposal. Abstentions thus have the same effect as a vote "Against."

Q: What is a "broker non-vote?"

A: Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Thus, if the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes "FOR" the election of directors and ratification of accountants.

Q: How are broker non-votes counted?

A: Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for determining the number of votes cast. A broker non-vote will not affect the outcome on any proposal in the Proxy Statement.

Q: What is a "quorum"?

A: A "quorum" is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the meeting. The required quorum for the Annual Meeting is a majority of the shares outstanding on the record date. There must be a quorum for the Annual Meeting to be held. All completed and signed proxy cards, telephone votes, whether representing a vote for, against, withheld, abstained or a broker non-vote, will be counted toward the quorum.

Q: How many shares can vote at the meeting?

A: As of the record date, _____ shares of Common Stock were outstanding. Each outstanding share of Common Stock entitles the holder to one vote on all matters covered in this proxy statement. Therefore, there are a maximum of ___ votes that may be cast at the meeting.

Q: What is the required vote for a proposal to pass?

A: For the proposals in this Proxy Statement, the required vote is the affirmative (i.e. "FOR") vote of a majority of the votes cast. The votes cast on a particular proposal includes votes FOR, AGAINST, WITHHELD, and ABSTAINED, but does not include broker non-votes.

Q: Who is soliciting my vote?

A: This proxy solicitation is being made and paid for by Socrates Technologies Corporation. Besides this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, telegraph, telefax or telex, in person or otherwise. Such person will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We may also retain the services of proxy solicitation, information agent and/or mailing service to perform the broker nominee search and to distribute proxy materials to banks, brokers, nominees and intermediaries. Such a service would also solicit voted proxies from shareholders for the meeting. We anticipate that the fee for such an agent's services would range from $3,500 to $10,000, plus expenses and depending on the level of services.

Q: Where are the Company's principal executive offices located?

A: The corporate headquarters is located at 8500 Leesburg Pike, Suite 406, Vienna, Virginia 22182. The Company's Board of Directors approved a resolution on January 31, 2000, to change the site of the Company's principal executive offices from 8133 Leesburg Pike, Suite 760, Vienna, Virginia 22182 to larger quarters at 8500 Leesburg Pike, Suite 406, Vienna, Virginia 22182. The offices at 8500 Leesburg Pike, Suite 406, Vienna, Virginia 22182, were formerly used as a sales office by the Company's Socrates Technologies, Inc. subsidiary. The Board believes that the Vienna, Virginia location is more centrally located to the Company's operating subsidiaries and is more centrally located to the main business offices of the Company's most important customers and strategic partners.

                               SHARE OWNERSHIP BY
                      PRINCIPAL SHAREHOLDERS AND MANAGEMENT

  This table shows how much Common Stock is beneficially owned by owners of more than 5% of the outstanding shares, directors and certain executive officers, as of January 28, 2000. On January 28, 2000, there were * shares of Common Stock outstanding.


             AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED (1)(11)

Directors, Named Officers     Shares Beneficially Owned
and 5%+ Shareholders (1)      Number              Percent
---------------------------------------------------------

Farshad Sajedi (2)            2,000,000              9.87%

Edward Ratkovich (3)          1,865,800              9.3%

Edward Paul Roberts (4)         532,358              *

Timothy Keenan (5)               72,000              *

Paul W. Richter (6)              50,000              *

Richard Prins (7)                15,000              *

Stephen Fogarty (8)                 -0-              *

Andreas A. Keller (9)               -0-              *

Mariellen Lowry (10)                -0-              *

All current directors
and executive officers
as a group (7 persons)

--------
*  less than one percent

(1) Includes shares for which the named person:

   . has sole voting and investment power, or

   . has shared voting and investment power with his or her spouse, unless otherwise indicated in the footnotes.

    Excludes shares that:

   . may be acquired through stock option exercises, unless the shares may be acquired within 60 days of April 21, 2000, or

   . are restricted stock holdings

         Unless indicated otherwise and to the Company's knowledge, each person listed above in the table has sole voting power and investment power with respect to the shares. The address for each person listed in the table is c/o Socrates Technologies Corporation, 8500 Leesburg Pike, Suite 406, Vienna, Virginia 22182.

(2) Director, Chief Executive Officer and President of Networkland Inc., a subsidiary of the Company. Appointed as a director on September 1, 1999. All of the shares were acquired when the Company acquired Networkland Inc. in a stock-for-stock acquisition on August 17, 1999.

(3) Former Director. Resigned, effective November 15, 1999. Owns shares with his spouse as tenants in the entirety.

(4) Former Director. Resigned, effective November 15, 1999.

(5) Consists of 72,000 shares unedrlying a stock option that is exercisable within 60 days of April 21, 2000.

(6) Consists of 50,000 shares underkying stock options that are exercisable within 60 days of April 21, 2000.

(7) Appointed as a Director on September 22, 1999. Shares purchased in open market transactions during 1999.

(8) Chief Financial Officer and Vice President.

(9) Appointed as a Director on September 22, 1999. Appointed as Chairman of the Board on November 15, 1999.

(10) Appointed as a Director, effective January 1, 2000.

(11) The table does not include the following stock ownership by former officers and directors: (a) Abbas Fathi has the right to purchase 230,000 shares of Common Stock under a stock option; (b) James Miller, the former Acting Chairman of the Board, beneficially owns 15,000 shares of Common Stock; and (c) Clive Whittenbury, a former director, beneficially owns 100,000 shares of Common Stock.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         A Board of six directors is to be elected at the Annual Meeting. Directors elected at the Annual Meeting will hold office until the next Annual Meeting of shareholders, which the Company intends to hold in November or December 2000, and until their successors are elected and qualified, except in the event of their earlier death, resignation or removal. All of the nominees have indicated that they are able and willing to serve if elected. If any nominee should become unavailable prior to the election, the Board of Directors may recommend another person and Mr. Richter and Mr. Fogarty, as your representatives, will vote for such person.

         The Company is presenting a slate of six nominees for the elction to the Board at the Annual Meeting. Five of the nominees currently serve as directors. Mr. Timothy Keenan is a first time nominee for election to the Board.

Seventh Board Nominee.

         At a January 28, 2000 Special Meeting of the Board, the Board passed a resolution approving the current slate of nominees as well as directing the Chairman of the Board, Mr. Keller, to search for, evaluate and present a list of qualified noinees to the Board for consideration as an outside or independent, seventh director of the Board. If the Board locates a suitable candidate for the seventh board seat, which seat is reserved for an outside or independent director, before March 15, 2000, then the Company intends to revise this proxy statement and to seek shareholder approval for seven nominees to the Board at the Annual Meeting. If the Board does not find a seventh nominee in time to revise and distribute this proxy statement for the Annual Meeting, then the Board will consider appointing the seventh nominee to the Board after April 21, 2000, or, alternatively, not appointing the seventh nominee to the Board but rather nominating the seventh nominee to stand for election at the 2000 Annual Meeting of Stockholders in November or December 2000.

Changes in the Board during 1999.

         On December 22, 1998, Edward Ratkovich took a sabbatical from his duties as Chairman of the Board and Mr. James H. Miller was elected by the Board on that same date to serve as Acting Chairman of the Board until a permanent Chairman was appointed by the Board. Upon Mr. Miller's resignation on September 3, 1999, Paul W. Richter was elected as Acting Chairman of the Board of Directors. With Mr. Ratkovich's resignation as a Director and Chairman of the Board, effective November 15, 1999, and with Mr. Richter's resignation as Acting Chairman of the Board, effective November 15, 1999, the Board appointed Andreas
A. Keller as Chairman of the Board on the same date.

         On December 22, 1998, the Company's Board of Directors appointed James
H. Miller and Jean H. Sisco to join the Company's Board of Directors as outside directors. At the request of Paul Richter and George Cowan, the Board agreed on December 22, 1998 to create a Special Committee to review the management and financial controls, systems and practices of the Company and its corporate governance practices and policies for the period from January 1, 1997 to the present. Ms. Sisco, Mr. Miller and Mr. Richter were appointed by the Company's Board of Directors at the December 22, 1998 Board meeting as members of the Special Committee and received the Board's mandate to conduct the aforementioned review for the stated period. The Washington, D.C. law firm of Arnold & Porter was retained to act as outside legal counsel to the Special Committee. The Special Committee concluded its review in August 1999 and reported its findings and recommendations to the Board on September 1, 1999. After reporting its findings and making its recommendations, the Special Committee was abolished by the Board at the September 1, 1999 Board meeting. The Company has implemented or is implementing all of the recommendations of the Special Committee concerning management, financial and corporate governance practices, systems and controls.

                      Biographies of the Board of Directors

Andreas A. Keller, Age 55
Director since 1999
         Positions with Company
            o Appointed a Director on September 22, 1999. Appointed Chairman of the Board on November 15, 1999. Appointed as Chairman of the Executive Committee of the Board on January 4, 2000.
         Other Experience:
            o Andreas A. Keller started his twenty-five year banking career in his native country of Switzerland with Union Bank of Switzerland and soon joined Citibank N.A. where he spent twenty three years accumulating a broad-based international experience in commercial banking, investment banking and private banking. He worked eight years in New York, six years in Europe, and six years in Asia before settling down in Washington, D.C. in 1990.
            o His assignments with Citibank included positions of steadily increasing responsibility from managing global account relationships, to country management in the Middle East, to Corporate Bank Head of Citibank India, Nepal, and Bangladesh. From 1984 to 1989 he served as a Director on the Board of Citicorp Overseas Software Ltd. in Bombay, India, and in 1988, Mr. Keller was asked to head up Citibank's Private Bank in Germany with the mandate to bring about a turnaround. Mr. Keller carried Citibank's professional designation of Senior Credit Officer.
            o In 1992, Mr. Keller applied his business experience to building his own company in the residential security industry growing it to become the 8th largest regional security company in the greater Washington metropolitan area which he sold in 1997. He served as consultant to the Dallas based Financial Security Services, Inc., and to Washington Technology Group in Springfield, Virginia. In 1999 Mr. Keller became President of the newly formed web based Accounts Receivable Management Corporation, armcor.com, which provides working capital management services for federal government contractors.
         Education:
            o Master of Science in Business Policy, Columbia University, New York, New York.
            o  B.A., Jesuit College, Feldkirch, Austria.

Richard K. Prins, Age 42
Director since 1999
         Positions with Company
            o Appointed as a Director for first time on September 22, 1999. Chairman of the Compensation Committee of the Board and Member of the Executive Committee of the Board since January 4, 2000.
         Other Experience
            o Senior Vice President and Director of Mergers and Acquisitions, Ferris Baker & Watts, Incorporated, an investment banking and brokerage firm based in the greater Washington, D.C.-Baltimore region.
            o Managing Director, Crestar Securities Corp.'s Investment Banking Division, Richmond, Virginia, 1988-1996.
         Education
            o  M.B.A., Oral Roberts University, Tulsa, Oklahoma.
            o  B.A. Colgate University, Hamilton, New York.
            o

Mariellen Lowry, Age 41
Director since 2000
         Positions with Company
            o Appointed as a Director for the first time on January 4, 2000. Chairman of the Audit Committee of the Board and a Member of the Compensation Committee of the Board since January 4, 2000.
         Other Experience:
            o Ms. Lowry placed chief technical officer, chief information officers and other senior technical personnel with health care providers prior to joining Emerald. Prior to her placement work, she founded and managed her own home health care company and health care management consulting firm in the greater Washington, D.C.-Baltimore region. Ms. Lowry also worked as a sales executive for a Fortune 500 drug company.
         Education:
            o  B.A., Scranton University, Scranton, Pennsylvania.

Farshad Sajedi, Age 37
Director since 1999
         Positions with Company:
            o First appointed as a Director on September 1, 1999. He is also the Chief Executive Officer, President and a director of Networkland Inc., a subsidiary of the Company since August 17, 1999.
         Other Experience:
            o Mr. Sajedi was the founder and principal executive officer of Networkland Inc. since its founding in 1987.
         Education:
            o  BS in Electrical Engineering from a local community college.

Timothy Keenan, Age 34
First Time Nominee to the Board
         Positions with Company:
            o  President of Company since September 1999.
            o Non-voting management member of Executive Committee since January 4, 2000.
         Other Experience:
            o Director, Associated Venture Management Corp., New York City (1995-1999). Evaluated and raised money for mergers and acquisitions. Raised capital in private and public securities offerings for companies in AVMC's portfolio companies. Participated in strategic business and financing planning. Served as an officer or director of three privately held porfolio companies.
            o Vice President, CS First Boston, New York City (1993-1995). Responsible for valuation and financial investments in merchant banking and distressed asset portfolios.
            o Associate, Cornerstone Partners, LLC, New York City (1991-1993). Responsible for oversight of 35 private equity partnership investments and evaluation and management of protfolio of in-kind security distributions.
            o Senior Auditor, Price Waterhouse, LLP, New York City (1988-1991). Supervising auditor for several corporate clients.
         Education:
            o B.S. in Accounting and Finance, University of Albany, Albany, New York. Graduate Cum Laude.
            o  Certificated Public Accountant, New York, 1990.
            o  Series 7, 63 Licenses as registered investment advisor.

Paul W. Richter, Age 44
Director since 1998
         Positions with Company:
            o From September 3, 1999 until November 15, 1999, Acting Chairman of the Board of the Company. As of September 9, 1999, Mr. Richter is also the Company's General Counsel, Director of Human Resources, Vice President of Corporate Development (Mergers & Acquisitions) and Secretary. Mr. Richter is also the General Counsel and Secretary of all of the Company's current operating subsidiaries.
            o  First appointed to the Board on February 7, 1998
         Other Experience:
            o Practiced corporate and securities law in greater Washington, D.C.-Baltimore region from 1990 until December 1996, primarily served as outside legal counsel to small high technology companies.
            o Founder and Executive Manager of two start-up legal research companies, one sold to West Publishing Company and the other sold to Clark Boardman Co. (December 1988 to January 1990)
            o Executive Operations Officer with Simon & Company, a subsidiary of Gulf + Western Industries, Inc. (August 1984 to August 1988
            o  General Manager, WSB, Inc., a subsidiary of CCH, Inc.
               (1982-1984).
         Education:
            o L.LM., Securities Regulation, Georgetown University Law Center, Washington, D.C. (1987)
            o  J.D., George Mason University Law School, Arlington, Virginia
               (1985)
            o  B.A., Knox College, Galesburg, Illinois (1977). Graduate Cum
               Laude.

                Meetings and Committees of the Board of Directors

         The Board of Directors held 16 meetings during the last fiscal year ended December 31, 1999. During the last fiscal year, all directors attended at least 75 percent of the board meetings held during their respective terms of service as directors. Due to the several changes in the membership of the Board during fiscal year 1999, Paul Richter, Edward Ratkovich and Paul Roberts were the only members of the Board who attended at least 75 percent of all of the board meetings held in fiscal year 1999.


Name of                    Number of                 Functions of Committee
Current                    Committee/
Members                    Meetings in
                           Fiscal 1999
--------------------------------------------------------------------------------
1)   Audit (1)                 5                  Recommends selection of
                                                  independent auditors to the
Mariellen Lowry                                   Board; reviews internal
                                                  financial controls; confers
                                                  with independent and confers
                                                  with Company accounting
                                                  personnel on auditor's work
                                                  and audits. Reviews progress
                                                  of Company in implementing and
                                                  maintaining financial controls
                                                  and systems.

2)   Compensation (2)          7

                                                  Reviews performance of
                                                  executives; determines total
Mariellen Lowry                                   compensation package for
Richard K. Prins                                  executives and others,
                                                  administers stock plans and
                                                  determines grants of stock
                                                  options to executives,
                                                  employees and others.

3)   Executive Committee (3)   0                  Liaison between the Board and
                                                  management; acts on behalf of
Andreas A. Keller                                 Board on certain business,
Richard Prins                                     management and financial
Farshad Sajedi                                    financial matters; reports to
Paul Richter                                      Board on business, management
                                                  and financial affairs of the
                                                  Company. Reviews performance
                                                  of and assists management in
                                                  performance of duties.

4)   Conflicts Committee       0                  Reviews transactions and
                                                  Agreements between the Company
Mariellen Lowry                                   and its subsidiaries and their
                                                  respective officers,
                                                  directors, employees,
                                                  shareholders and agents for
                                                  possible conflicts of interest
                                                  or self-dealing.

-------------
(1) James Miller and Jean Head Sisco were members of the Audit Committee from December 22, 1998 until their resignations on September 3, 1999 and August 20, 1999, respectively. Ms. Sisco served as Chairman of the Audit Committee for that period. Mr. Edward Paul Roberts was a member of the Audit Committee from February 7, 1998 until his resignation on November 15, 1999. Ms. Lowry was appointed to the Audit Committee on January 4, 2000.
(2) Mr. James Miller and Ms. Jean Head Sisco were Compensation Committee members from December 22, 1998 until their resignations on September 3, 1999 and August 20, 1999, respectively. Mr. Edward Paul Roberts was a Compensation Committee member from December 22, 1998 until his resignation on November 15, 1999. Richard Prins was appointed to the Compensation Committee on September 22, 1999. Mr. Mariellen Lowry was appointed to the Compensation Committee on January 4, 2000.
(3) Board abolished the Executive Committee on December 22, 1998 because of decision of the Board to meet monthly throughout 1999. The Executive Committee was re-established by the Board and Andreas A. Keller, Farshad Sajedi, Richard Prins and Paul Richter were appointed as members of that Committee on January 4, 2000. Non-voting management members of the Executive Committee are Timothy Keenan, Stephen Fogarty.
(4) The Conflicts Committee was formed on January 4, 2000. The Conflicts Committee was formed at the recommendation of the Special Review Committee. Ms. Lowry was appointed as a member of the Conflicts Committee on January 28, 2000.

         The Company does not have a nominating committee to locate and recommend potential board members to the Board. This function is fulfilled by the full Board. Any suggestion for a nominee should be submitted to the Secretary of the Company at the Company's principal executive offices. Such potential nominees will be reviewed by the full Board in accordance with its established procedures.

Vote Required and Board Recommendation

         The six nominees for director receiving the highest number of affirmative votes shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law. Shareholders do not have the right to cumulate their votes in the election of directors.

         The Board of Directors recommends that shareholders vote FOR the slate of six nominees set forth above.

Compensation of Directors

         Outside, independent directors receive a quarterly fee of $3,000 for being a director. If the outside, independent director also serves as a committee member of a board committee, then she or he receives a committee meeting fee of $750 per meeting attended. Outside directors also receive an annual grant of a non-qualified stock option to purchase 25,000 shares of Common Stock at a purchase price equal to the fair market value of the Common Stock on the date of the grant. Employee directors do not typically receive compensation above and beyond their compensation as officers for serving as directors.

1999 Non-Employee Director Stock Option Plan

         In order to provide an incentive for qualified outside, independent directors to serve as directors of the Company and to continue to serve in their capacity as directors of the Company, the Board approved and adopted a 1999 Non-Employee Director Stock Option Plan in December 1999. Under this plan, each outside, independent director receives an annual grant of a non-qualified stock option to purchase 25,000 shares of Common Stock at fair market value. As of January 31, 2000, a non-qualified stock option to purchase 25,000 shares of Common Stock at fair market value and with a two-year vesting period have been issued to Richard Prins, Andreas Keller and Mariellen Lowry. None of the options issued have vested or been exercised in fiscal year 1999.

                                  PROPOSAL TWO
               RATIFICATION OF THE SELECTION OF GRANT HORNTON, LLP
                             AS INDEPENDENT AUDITORS

         The Audit Committee, composed entirely of non-employee directors, recommended to the Board of Directors that Grant Thornton, LLP be appointed as independent auditors. As our independent auditors, Grant Thornton, LLP would audit our consolidated financial statements for fiscal year 1999 and perform audit-related services and consultation in connection with that audit.

         The Board approved the selection of Grant Thornton, LLP as independent auditors for fiscal 1999 and is asking the shareholders for ratification of their selection. The affirmative vote of a majority of the Votes Cast is required for ratification. If the shareholders do not approve the selection of Grant Thornton, LLP, the Audit Committee and the Board will reconsider the appointment.

         Grant Thornton, LLP, or its predecessors have audited the consolidated financial statements of the Company since 1995.

         The Company has been advised by Grant Thornton, LLP that it will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

         The Board of Directors recommends a vote FOR the ratification of the selection of Grant Thornton, LLP as independent auditors. The Board believes that this proposal is in the best interests of the Company and its shareholders.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The table below shows, for the last three fiscal years, compensation paid to the Company's Chief Executive Officer and the four most highly compensated executive officers serving at fiscal year end. The table also lists one former executive officer who would have been included had he still been an executive officer of the Company at fiscal 1999 year end. We refer to all of these officers and a former officer as the "Named Officers."

Name and Principal(6)(7)   Fiscal Year       Annual Compensation   Securities
         Position                            Salary        Bonus   underlying
                                                                   Stock Options
                                                                   (# of Shares)

Edward Ratkovich (1)       1998              $102,000   -0-        -0-
Chairman                   1997              $102,000   -0-        300,000
                           1996              $195,000   -0-        -0-

Abbas Fathi (2)            1998              $150,000   -0-        100,000
CEO, President             1997              $150,000   $75,000    100,000
                           1996              $150,000   -0-        -0-

Gana Govind (3)            1998              $180,000   -0-        -0-
CEO and President          1997              $180,000   -0-        -0-
Technet Computer           1996              n/a        n/a        n/a
Services, Inc.

Cabot Caskie (4)           1999              $140,000   -0-        50,000
Chief Financial            1998              n/a        -0-        n/a
Officer                    1997              n/a        -0-        n/a

George Cowan (5)           1999              $120,000   -0-        50,000
Executive Vice             1998              $120,000   -0-        -0-
President                  1997              n/a                   n/a

-------------------------
(1) Compensation and bonus deferred at the election of Mr. Ratkovich. Pursuant to an August 1999 letter agreement with the Company, Mr. Ratkovich cancelled his deferred compensation and bonus in return for Company's agreement to reach agreement on a settlement of Mr. Ratkovich's two loans to the Company. Mr. Ratkovich resigned as Chairman of the Board and a director on November 15, 1999.
(2) Abbas Fathi resigned as an officer and director of the Company and SOcrates on June 30, 1999.
(3) Gana Govind resigned as an officer and director of Technet on October 1, 1999.
(4) Cabot Caskie resigned as an officer of the Company on November 1, 1999.
(5) George Cowan resigned as an officer and director of the Company on May 30, 1999.
(6) No Named Officer received perquisites in an amount greater than the lesser of (i) $50,000 or (ii) 10 percent of such Named Officer's total salary plus bonus.
(7) Farshad Sajedi was employed as Chief Executive Officer and President of Networkland on August 17, 1999 for a term of three years. His annual base salary is $180,000 plus he receives an annual performance bonus of 12% of Networkland's pre-tax earnings. Under the terms of employment, Mr. Sajedi also receives a stock option grant to purchase 100,000 shares of Common Stock upon signing the employment agreement and an second option to purchase 100,000 in fiscal year 1999.

Stock Options Grants in Fiscal Year 1998

         This table shows stock option grants during the fiscal 1999 to the Named Officers. No stock appreciation rights have been granted by the Company to the Named Officers.

                                  OPTION TABLE

            Option Grants in Last Fiscal                         Potential
            Year                                                 Value at
            Number of     % of Total                             Assumed
            Securities    Options                                Annual Rates
            Underlying    Grnated to       Exercise              Price Apprecia-
            Stock         Employees in     Price     Expiration  tion for Option
Name        Options       in Last Fiscal   ($/Sh)    Date        Term
--------------------------------------------------------------------------------
                                                                 5%          10%
                                                                 ---------------
                                                                 ($)         ($)

Abbas
Fathi       500,000                        $1.38     10/31/09


Farshad
Sajedi      100,000                        $0.50     09/11/09
            100,000                        $0.50     09/11/09

Tim
Keenan      100,000                        $0.53     11/7/09      86,331 137,468
             72,000                        $1.25     01/01/00    146,601 233,437

Paul
Richter      50,000                        $0.53     11/07/09     43,166  68,734

         (1) Potential realizable value assumes the stock price will appreciate at the annual rates shown. These rates are compounded annually from the date of grant until the end of the 10-year term of the option. The potential realizable value is: the potential stock price at the end of the term based on the 5 percent and 10 percent assumed rates

  .  less the exercise price

  .  times the number of shares subject to the option

         These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) The Company option plans are administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines the eligibility of officers, directors, employees and consultants, the number of shares to be subject to the options granted and the terms of such grants. All options shown in the table have exercise prices equal to the fair market value on date of grant, vest over two years and have a term of ten years. In the event of a change in control, except as otherwise determined by the Board prior to the occurrence of such change in control, all options shall be fully exercisable and vested and shall be terminated in exchange for a net cash payment. In the event of a merger of the Company or the sale of substantially all of the assets of the Company that does not constitute a change in control, unvested options shall be assumed by the acquiring company. The Board of Directors can accelerate unvested options if the acquiring company does not assume the options. The plans provide for various methods of exercise. The Company currently allows for cash, cashier's check or cashless exercise.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
Option Values

This table shows information regarding stock option exercises during fiscal 1999 and the number and value of options held at 1999 fiscal year end by the Named Officers.

(1)  Value of unexercised in-the-money options is:

  .  the fair market value of the Company's Common Stock at fiscal 1999 year end

  .  less the option exercise price per share of in-the-money options

  .  times the number of shares subject to the options.

(2)  Value realized upon exercise is:

  .  the fair market value of the Company's Common Stock on the date of exercise

  .  less the option exercise price per share

  .  times the number of shares exercised.

(3)  Former Executive Officer.

1998 Non-Qualified Stock Option Plan

         The Board approved and adopted the 1998 Non-Qualified Stock Option Plan in November 1998 in order to provide employees and agents of the Company with grants of non-qualified stock options to purchase shares of Common Stock at fair market value and with a two-year vesting schedule. No options issued under this plan were exercised in fiscal year 1999. Officers and directors of the Company are not eligible to participate in this plan.

         Employment Contract, Termination of Employment and Change-in-Control Arrangements.

         The Company does not have a Chief Executive Officer or Chief Operating Officer. The senior management of the Company is Andreas A. Keller, Chairman; Timothy Keenan, President; Steve Forgarty, Chief Financial Officer and Vice President; and Paul Richter, General Counsel, Vice President, Secretary, and Director of Human Resources. Farshad Sajedi is the Chief Executive Officer and President of Networkland. Badri Devanthan is the President of Technet. The senior management of SSC is: Mr. Keller, Chairman; Mr. Keenan, President; Mr. Fogarty, Chief Financial Officer and Vice President; and Mr. Richter, General Counsel, Secretary and Vice President. Mr. Richter is the senior executive officer of Expert, JMR and MVS, all dormant operations scheduled for liquidation in the year 2000.

         The Company has an agreement in principal to engage Mr. Timothy Keenan as President of the Company and SSC in year 2000. Under the proposed terms of the employment, the annual base salary for Mr. Keenan would be $180,000. The employment agreement provides for an annual performance bonus at the Board's sole discretion. If granted by the Board, the performance bonus would be for a minimum of $50,000 and a maximum of $180,000. Mr. Keenan and the Company are still negotiating the terms of incentive compensation for the proposed employment of Mr. Keenan as President of the Company and SSC.

         Under his prior consulting agreement, dated September 15, 1999, which agreement will be superseded by the proposed employment agreement, Mr. Keenan received in January 2000 a non-statutory stock option to purchase 100,000 and 72,000 shares of the Company's Common Stock at fair market value and received an annual base compensation of $150,000.

         If the Company terminates other than for cause or if a constructive termination should occur, he shall be entitled to receive as severance an amount equal to three (3) months of his annual base salary.

         On January 28, 2000, the Company entered into an agreement with Andreas Keller whereby Mr. Keller would receive an annual base salary of $100,1.00, pro rated for hours actually worked, for services rendered as Chairman of the Board of the Company, SSC, and Technet, and as Chairman of the Executive Committee of the Board. The term of the agreement is from January 1, 2000 until Mr. Keller's successor is appointed and assumes office. The Company considers appointment of a Chairman of the Board at each annual meeting of the Board. Mr. Keller is entitled under the agreement to receive a grant of a non-statutory option to purchase 100,000 shares of the Company's Common Stock at an exercise price of 71 cents per share. Prior to becoming Chairman, Mr. Keller received a non-statutory option to purchase 25,000 shares of the Company's Common Stock at $0.53 per share. All of the options granted to Mr. Keller have a two year vesting schedule.

         On August 17, 1999, Networkland entered into an employment agreement with Farshad Sajedi whereby Mr. Sajedi agreed to remain as Chief Executive Officer, President and a director of Networkland. Under the employment agreement, which has an initial term of 3 years and is renewable for one year period extensions with the consent of Mr. Sajedi and Networkland. Under the employment agreement, Mr. Sajedi receives an annual base salary of $180,000, an annual increase in his annual base salary of at least 8% of the increase in the cost of living index published by the U.S. Department of Commerce for the preceding year and is entitled to receive a quarterly performance bonus of 12% of pre-tax earnings of Networkland. The employment agreement also provides for the lease of a company car for Mr. Sajedi and the annual issuance, if he is still employed by Networkland, of a qualified stock option to purchase 100,000 shares of Common Stock at fair market value. The employment agreement was a condition to the acquisition of Networkland by the Company.

         On November 15, 1999, the Company entered into a letter employment agreement whereby Stephen Fogarty agreed to serve as Chief Financial Officer and Vice President of the Company. Mr. Fogarty's annual base salary under the letter employment agreement was initially $120,000, which salary was raised to $132,000 on January 1, 2000. Under the letter employment agreement, as amended, Mr. Fogarty a qualified stock option to purchase 50,000 shares an exercise price of 71 cents per share and another qualified stock option to purchase 100,000 shares at an exercise price of 71 cents per share. The options granted to Mr. Fogarty have a two year vesting schedule. The term of the letter employment agreement is one year. If Mr. Fogarty's employment is terminated without cause by the Company, then he would be entitled to receive severance payment equal to nine month's of his then-current base annual salary.

         Paul Richter has an employment agreement with the Company whereby he agreed to serve as General Counsel, Secretary, Vice President of Corporate Development and Director of Human Resources of the Company; as General Counsel and Secretary of Technet; as General Counsel, Secretary and Vice President of Networkland; as President and Liquidating Trustee of Expert and JMR; as General Counsel, Vice President and Secretary of SSC; and as General Counsel of MVS. Mr. Richter is also a director of the Company, Technet, Networkland, Expert, JMR and SSC. Mr. Richter's base salary was $120,000 during fiscal year 1999. Effective January 1, 2000, his annual base salary was raised to $140,000. The term of Mr. Richter's employment agreement extends to January 1, 2003. Under the employment agreement, Mr. Richter is entitled to receive an annual stock option grant, subject to the approval of the Compensation Committee of the Board, of a qualified stock option to purchase 25,000 shares of Company Stock at fair market value at the time of grant. All options granted to Mr. Richter have a two year vesting schedule. If Mr. Richter's employment is terminated without cause, he would be entitled to receive his annual base salary for the remainder of the term of his employment agreement.

         The Company entered into a consulting agreement on January 1, 2000 with Steve Kaston to provide investor relations, public relations and related services for year 2000 and to do so as an independent contractor. Mr. Kaston receives an annual fee of $144,000 per year for services rendered under the consulting agreement. Mr. Kaston is eligible to receive an annual performance bonus of $30,000, which is granted in the sole discretion of the Board. Under the consulting agreement, Mr. Kaston is entitled to receive a non-statutory stock option grant in year 2000 to purchase 100,000 shares of Common Stock at fair market value on December 23, 1999 and, if the Company elects to pay Mr. Kaston the aforementioned cash bonus of $30,000, then he will also be granted at the same time a second non-statutory option to purchase 50,000 shares of Common Stock at fair market value. The options vest in two years. Mr. Kaston received an option to purchase 115,000 shares of Common Stock at a purchase price of $1.25 per share, which option has vested.

         Mr. George Cowan resigned as Executive President and a Director of the Company on May 30, 1999. Under a settlement agreement and mutual release, Mr. Cowan's base salary and health insurance benefits were paid by the Company until October 31, 1999.

         Mr. Abbas Fathi resigned as Chief Executive Officer and President of the Company and as a Director of the Company on June 30, 1999. Under a settlement agreement and mutual release, the Company will pay Mr. Fathi's annual base salary and health insurance until October 31, 2000; Mr. Fathi also agreed to cancel his qualified stock option for all but 100,000 shares in return for a non-qualified stock option to purchase 500,000 shares of Common Stock under a two year vesting, which vesting dates are October 31, 1999 and October 31, 2000. The non-qualified stock option has a ten year term. The exercise price is $1.38 per share.

         Gana Govind, Chief Executive Officer, President and a director of Technet, resigned from those positions on October 1, 1999. Under a consulting agreement entered into by the Company and Mr. Govind in November 1999, Mr. Govind acts as a management consultant and technical manager for Technet with his compensation based on his former officer annual base salary of $180,000. Mr. Badri Devanthan was appointed President of Technet on January 1, 2000.

                      REPORT OF THE COMPENSATION COMMITTEE
               OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Membership of the Committee

The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of

         No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. From time to time, certain officers of the Company and outside consultants attend meetings of the Compensation Committee. Mr. Richter worked closely with the Compensation Committee as Director of Human Resources on a number of compensation issues. Mr. Richter handles non-benefit personnel issues. Mr. Steve Fogarty handles benefits administration for the Company. No officer of the Company is present during discussions or deliberations regarding his or her own compensation.

Responsibilities of the Committee

         Acting on behalf of the Board of Directors, the Compensation Committee's responsibilities, include the following:

   . Reviewing the performance of the senior executive officers.

   . Determining total compensation package for the senior executive officers of the Company.

   . Reviewing the general Company compensation philosophy for all employees, including the senior executive officers.

   . Approving discretionary bonuses and actual bonus payments for the senior executive officers.

   . Administering the Company's employee stock option and stock purchase plans (the "Stock Plans"), including determining eligibility, the number and type of options to be granted and the terms of such grants.

         * Resolving any disputes or complaints about compensation from employees and agents of the Company and its subsidiaries.

Executive Officer Compensation

         The Company's executive compensation is based on a cash annual base salary and incentive compensation based on cash performance bonuses and stock options or employee stock purchases under the Stock Plans. The intent of the compensation arrangements for the executives is designed to support the achievement of Company performance objectives, to ensure that executive officers' interests are aligned with the success of the Company and to provide compensation opportunities that will attract, retain and motivate superior executive personnel. Consistent with these objectives, the Committee believes that the compensation of executive officers should be a combination of cash and stock options in order to provide an incentive to remain with the Company and to increase the performance of the Company.

         The Company's compensation program for executive officers is structured to be competitive within the high technology industry. The Company and the Director of Human Resources have reviewed compensation arrangements of a group of comparable companies selected on the basis of similarity in revenue level, industry segment and competitive employment market to the Company. Most of the companies included in this group for the 1999 executive compensation analysis are also included in the Nasdaq Computer and Data Processing Services index used to compare the Company's stock price performance on the Performance Graph set forth below.

         The Company's executive level positions are matched to comparable positions in the group of companies surveyed for compensation arrangements and competitive levels are determined for base salary and target bonus and stock-based incentives. Factors considered in determining actual incentive bonus for each executive officer include Company, team and individual performance, and the scope of each executive officer's responsibilities. The relative weight given to such factors varies between executive officers, based upon their respective responsibilities and capacity to affect Company performance.

         Grants under the Company's Stock Plans are designed to further strengthen the linkage between executive compensation and shareholder return, to provide additional incentives to executive officers tied to growth of stock price over time and encourage continued employment with the Company. Stock option grants are based upon industry survey data and individual executive performance. Stock options generally become exercisable over a two-year period and are usually granted at a price that is equal to the fair market value of the Company's stock on the date of grant.

1999 Executive Officer Compensation

         During late fiscal year 1998, the Committee adjusted Abbas Fathi's (the "CEO") annual base salary from $150,000 to $180,000. The bonus for the CEO was a discretionary annual performance bonus which was only awarded by the Board in its sole discretion. The amount of any such bonus would also be determined by the Board. This compensation arrangement conforms to compensation arrangements for prior Company CEO's. Mr. Fathi was also eligible for a performance bonus in fiscal year 1999 if Socrates achieved profitability in fiscal year 1999. Since Socrates did not achieve profitability in fiscal year 1999, no bonus was paid to the CEO from Socrates in fiscal year 1999.

         Mr. Fathi resigned as an officer and director of the Company and Socrates on June 30, 1999. The Company has not appointed a new CEO as of the date of this Proxy Statement. The senior executive management and duties of chief executive officer of the Company has been handled by Andreas Keller, Chairman, and Timothy Keenan, President.

         Mr. Keenan was retained under a September 1999 consulting agreement to fulfill certain services customarily performed by the chief executive officer or president of the Company, especially those services concerning promotion of the Company to the investment community and the development and implementation of strategic business plans for the Company and its subsidiaries. His annual rate of compensation was $150,000 under the consulting agreement. Mr. Keenan also received a non-statutory stock option grant to purchase 72,000 shares of Common Stock at $++++ per share. This option has fully vested.

         Mr. Keenan's current proposed employment agreement is described above.

         During fiscal 1999, the Compensation Committee reviewed industry survey data and current executive responsibilities. The Compensation Committee felt that executive salaries in general needed to receive merit increases to reflect the current competitive market, their individual performance as well as their multiple capacities. Stock options were also reviewed based on survey data.

1999 CEO Compensation

         The committee also reviewed Abbas Fathi's compensation and terms of employment contract which stated that his base salary is subject to a normal review for potential cost of living or performance adjustments. After reviewing both the market data and the terms of previous CEO's employment contract, the Committee agreed to an increase in Mr. Fathi's base pay from $150,000 to $180,000. Mr. Fathi resigned on June 30, 1999. The Company has not appointed a new CEO since Mr. Fathi's resignation. The executive management of the Company and the duties of the CEO have been handled by one or more executives of the Company since June 30, 1999.

Qualifying Compensation

         The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code ("Section 162(m)") adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for certain executive officers' compensation exceeding $1 million per person in any taxable year unless it is "performance based" within the meaning of Section 162(m). The cash compensation plus stock vesting of each of the Company's executive officers was below the $1 million threshold and options granted under the Company's option plans were designed to meet the requirement of being performance-based under the provisions of Section 162(m). Therefore, Section 162(m) did not reduce the tax deduction available to the Company for fiscal 1997 or prior years. The Company's policy is, to the extent reasonable, to qualify its executive officers' compensation for deductibility under the applicable tax laws.

Respectfully submitted,


Richard Prins, Chairman, Member since November 15, 1999
Mariellen Lowry, Member since January 4, 2000

                                PERFORMANCE GRAPH

         The following two graphs compare the performance of the Company's Common Stock with the performance of Russell 2000 Index (the "Index") and an industry index over the periods starting from, respectively, December 31, 1996 through December 31, 1998. The graphs assume that $100 was invested on, respectively, December 31, 1996 in the Company's Common Stock, the Index and the industry index, and that all dividends were reinvested.

         The Company's industry index is The Nasdaq Computer & Data Processing Services Index, which is composed of all Nasdaq companies with a SIC Code of #3827. A list of the companies included in this index will be furnished by the Company to any shareholder upon written request of the Corporate Secretary.

Measurement
Period
(Fiscal Year                       Nasdaq Stock-     U.S.            Russell
Covered)                           Market            Company         2000 Index
--------------------------------------------------------------------------------
08/15/95 (1)                        $100             -               -
09/30/95                            $214             $100            $100
09/30/96                            $279             $186            $191
09/30/97                            $211             $256            $254
09/30/98                            $ 50
12/31/98                            $ 96
12/31/99                            $ 63

-------
(1)  First trading day of the Common Stock.

                              CERTAIN TRANSACTIONS

         The Company's Common Stock, $0.01 par value per share, (Stock) is listed on The Nasdaq Stock Market National Market System (NMS). The Nasdaq Stock Market requires companies with capital stock listed on the NMS to maintain at least $4 million in net tangible assets. The Registrant's net tangible assets fell below $4 million in the third and fourth fiscal quarters of fiscal year 1999. The Registrant has sought to remedy this deficiency by converting insider loans to the Registrant to shares of Stock and by a December 1999 private placement of a minimum of 333,334 restricted shares of Stock to a maximum of 1,666,667 restricted shares of Stock to ten or fewer Accredited Investors (as defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933,as amended, ("Act")) under Section 4(2) and Section 4(6) of the Act and at a purchase price of $1.50 per share. As a result of the private placement, produced approximately $800,000 in aggregate offering proceeds to the Registrant as of January 15, 2000, the closing date of the private placement, and the conversion of the loans, the Company believes that its net tangible assets exceeded $4.3 million as of January 7, 2000.

         The Company entered into an agreement with Edward Ratkovich, the former Chairman of the Board, Chief Executive Officer and President of the Registrant, to convert his two loans to the Company to "restricted" (as defined in Rule 144 as promulgated under the Act) shares of the Company's Common Stock, $0.01 par value, (the "Shares") at a conversion rate of Ninety Six (96) cents per Share, which rate resulted in the issuance of 1,291,666 restricted Shares to Mr. Ratkovich. The Registrant and Mr. Ratkovich entered into a mutual release in connection with the loan conversion. The two loans by Mr. Ratkovich totaled $1,240,000 in unpaid principal and accrued interest thereon as of December 15, 1999. The conversion rate was based on the average closing bid price of the Shares for the thirty (30) consecutive trading days immediately preceding December 15, 1999. The agreement with Mr. Ratkovich was consummated on December 31, 1999 and was approved by the disinterested directors of the Registrant's Board of Directors.

         The agreement with Mr. Ratkovich contains a mutual release between the Company and Mr. Ratkovich. Under the release, each party agreed to not pursue any claim that the party may have or had against the other party on and prior to December 15, 1999.

         Mr. Ratkovich resigned as Chief Executive Officer and President of the Registrant on October 4, 1998 and resigned as Chairman and a director on November 15, 1999.

         The Company entered into an agreement with Edward Paul Roberts, a former director of the Company, to convert his $300,000 loan, which has accrued interest of $7,875.00 as of December 31, 1999, to the Company for 232,358 "restricted" (as defined in Rule 144 under the Act) Shares. Mr. Roberts loaned the Company $300,000 in August 1999 to provide working capital for the Company. The conversion rate of the loan was $1.32 per Share. The conversion rate was calculated on the basis of the thirty (30) consecutive trading days immediately preceding December 31, 1999. The agreement was consummated and effective as of December 31, 1999.

         Mr. Roberts resigned as a director of the Registrant on November 15, 2000.

         The Company has agreed to use its good faith efforts register Mr. Roberts' 232,358 Shares and Mr. Ratkovich's 1,291,666 Shares under the Act with the first non-Form S-8 registration statement filed in 2000. The Registrant has also agreed to use its best efforts to register the Shares issued under the private placement within 120 days after the closing of the private placement, which occurred on January 15, 2000.

         In December 1999, Mr. Edward Paul Roberts also agreed to issue 300,000 of his unrestricted shares of Common Stock to Pinnacle Systems and Development Co. (PSDC) as a retainer for PSDC to provide financial and investment banking advisory services to the Company and to assist the Company as a placement agent in raising working capital through private placements of Common Stock to accredited investors (as defined in Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended). The Company entered into an agreement to issue 300,000 registered, unrestricted shares to Mr. Roberts in year 2000 to replace the 300,000 shares of Common Stock issued by Mr. Roberts to PSDC on behalf of the Company.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Except as noted below, the Company believes that all Forms 3, 4 and 5 required to be filed by its directors, officers and greater than 10% shareholders were filed on time during fiscal year 1999.

                               DEADLINE FOR FUTURE
                            PROPOSALS OF SHAREHOLDERS

Proposals that shareholders desire to have included in the Company's proxy materials for the 2000 Annual Meeting must be received by the Secretary of the Company at its principal office (8500 Leesburg Pike, Suite 406, Vienna, Virginia 22182, Attention Corporate Secretary) no later than September 4, 2000 in order to be considered for possible inclusion in such proxy materials.

                             ADDITIONAL INFORMATION

Annual Report

         The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1999, including the consolidated financial statements and related notes thereto, together with the report of the independent auditors and other information with respect to the Company, accompanies this Proxy Statement.

Annual Meeting Summary

         The Company will provide a summary of the activities at the Annual Meeting to Shareholders, including the final vote on all proposals. The summary will be available on the Company website at approximately one week after the meeting. Shareholders may also obtain a copy by calling (703) 288-6500 or (703) 288-6530.

                                  OTHER MATTERS

         The Company is not aware of any other business to be presented at the Annual Meeting. If matters other than those described herein should properly arise at the meeting, the proxies will vote on such matters in accordance with their best judgment.

          [MAP TO LOCATION OF SHAREHOLDERS' ANNUAL MEETING APPEARS HERE
                         ALONG WITH WRITTEN DIRECTIONS]

                               [GRAPHIC OMITTED]

Front of card
                        Socrates Technologies Corporation
                          8500 Leesburg Pike, Suite 406
                             Vienna, Virginia 22182

         This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby constitutes and appoints Paul W. Richter and Stephen Fogarty, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Socrates Technologies Corporation to be held at the Sheraton Premiere Hotel, Lobby Level, 8661 Leesburg Pike, Vienna, Virginia 22182, on Friday, April 21, 2000, at 11:00 a.m., local time, and at any adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse site.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF INDEPENDENT AUDITORS, AGAINST THE SHAREHOLDER PROPOSAL AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

PLEASE VOTE BY TELEPHONE OR THE INTEREST OR MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                                                     (Continued on reverse side)

                             YOUR VOTE IS IMPORTANT!

                       You can vote in one of three ways:

     1. Call (703) 288-6522 and follow the oral instructions,

     or

     2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

     It is not necessary to mail your proxy card, if you vote by telephone.

                                   PLEASE VOTE


Back of card

    The Board of Directors recommends a vote FOR items 1 and 2.

1.   Election of Directors--Nominees

         Andreas A. Keller
         Richard K. Prins
         Mariellen Lowry
         Timothy Keenan
         Farshad Sajedi
         Paul W. Richter

Check One:

(a)      VOTE FOR ALL  [__]

(b) WITHHOLD FOR THE FOLLOWING DIRECTORS [___]: Print name of directors for whom you are withholding your vote:

      -------------------------------------------------------------

(c)      WITHHOLD FOR ALL  [__]


1.       RATIFICATION of Grant Thornton, LLP as independent auditors.

Check One:

Vote For  [___]       Vote Against   [___]      Abstain    [___]

         IN THEIR DISCRETION, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

Dated:__________________, 2000

[_] I plan to attend Annual Meeting (Return Ticket Request Form to the Company at: Paul Richter - 1999 Annual Meeting, P.O. Box 2493, Merrifield, Virginia 22116).

Name of Shareholder(s): ________________________________________________________

Signature of Shareholder(s):____________________________________________________

Signature of Shareholder(s):____________________________________________________

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by authorized person.

Your telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card

VOTE BY PHONE: Call (703) 288-6522 between 9:00 a.m. and 5:00 p.m., local Washington, D.C. time, You will be asked to enter the 9-digit Control Number located in the lower right of this form

TICKET REQUEST FORM

If you plan on personally attending the Annual Shareholders Annual Meeting on March 31, 2000, at 11:00 a.m., local Washington, D.C. time, you will need a ticket. Please provide the Company with the following information.

1.   Please print all information

NAME:    _______________________________________________________________________

STREET:  __________________________________________ APT ________________________

CITY:   ________________________________ STATE __________ ZIP __________________

SOCIAL SECURITY NUMBER__________________________________________________________

TELEPHONE NUMBER _______________________________________________________________

2. If you hold your stock in street name (in a broker account) please obtain a legal proxy from the broker and provide a copy attached to this form.

3.   Mail this form and the copy of the legal proxy (if required) to:
                       Paul Richter - 1999 Annual Meeting
                                  P.O. Box 2493
                           Merrifield, Virginia 22116
                                 (703) 288-6500

You may also fax the information to (703) 288-4999

If you plan on attending, please act quickly as space is limited and we will return the ticket to you by first class mail.

                                   PLEASE VOTE
                               VIA BY TELEPHONE OR
                       MAIL YOUR COMPLETED SIGN PROXY CARD

                      SEE YOUR PROXY CARD FOR INSTRUCTIONS